UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 12, 2009

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way, Irvine, California		92614
(Address of principal executive offices)		(Zip Code)

(949) 250-2500

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 12, 2009, the Board of Directors of Edwards Lifesciences Corporation approved amendments to Section 2 and Section 9 of Article I of the Company’s Bylaws.  The material changes effected by the amendments were to:

(i)                     expand the information required to be provided by any stockholder that proposes a director nomination or any other business for consideration at a meeting of stockholders including, among other things, information regarding financial relationships with a proposed nominee and the nominee’s agreement to comply with the Company’s governance policies; information affecting a proposed nominee’s independence; derivative or other financial interests of the stockholder, its affiliates, and others acting in concert in the Company’s capital stock; and whether or not any such person intends to solicit proxies in support of any such nomination or proposal, and require updating of such information;

(ii)                  provide that compliance with the advance notice provisions contained in the bylaws is the only means by which stockholders may nominate a person to serve as a director of the Company or propose business at an annual meeting of stockholders; and

(iii)               provide that any business proposed by a stockholder at an annual meeting of stockholders must otherwise be a proper matter for stockholder action.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated herein by this reference.

Item 9.01.    Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Edwards Lifesciences Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2009

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Denise E. Botticelli
Denise E. Botticelli
Vice President, Associate General Counsel
and Secretary

Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Edwards Lifesciences Corporation